SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Shiloh Rd., Suite 200, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On November 12, 2020, we entered into a Global Settlement Agreement and Mutual Release (the “Settlement”) with Raw Pharma, LLC (“Raw Pharma”). The Settlement includes substantial modifications to our Asset Purchase Agreement with Raw Pharma dated April 30, 2020 (the “Original Agreement”). Under the Original Agreement, our subsidiary Rocky Mountain Productions, Inc. acquired certain assets from Raw Pharma including fixtures, machinery, and other equipment. The assets acquired under the Original Agreement were located within a 20,000 square foot facility. Pursuant to the Original Agreement, we were to assume the lease for the premises, with the intention of using it as a bottling plant location.

Under the Original Agreement, the purchase price for the assets was to be of a combination of cash, common stock, and assumption of indebtedness, including:

•	$1,750,000 in cash, to be paid as follows:
o	$250,000 to be paid on or before August 15, 2020
o	$500,000 to be paid on or before November 30, 2020
o	$750,000 to be paid in 9 monthly installments from May 2020 through January of 2021; and
o	$250,000 to be paid on or before March 1, 2021

•	27,000,000 shares of our common stock to be issued to Raw Pharma or its designees; and

•	Assumption or re-financing of Raw Pharma’s bank debts secured by the equipment in the amount of $1,007,000. Beginning June 15, 2020, we are required to make monthly note payments on the equipment of $20,000 until the bank debt is refinanced or paid off; and

•	Assumption of the premises lease for the plant, and assumption of certain equipment leases.

Following our entry into the Original Agreement, the owner of the leased premises has refused to consent to an assignment of the premises lease to us from Raw Pharma. We have engaged a leasing broker and are actively searching for a new location for the bottling operation being conducted there.

In light of the difficulty encountered with the owner of the leased premises, we entered into the Settlement with Raw Pharma, which redefines our financial obligations as follows:

•	Our cash payment obligation has been substantially reduced to the following:
o	$225,000 previously paid; and
o	An additional $100,000 to be paid in monthly payments of $15,000 commencing June 1, 2021.

•	In addition to the 27,000,000 shares of common stock issued as part of the purchase price, we will issue an additional 4,700,000 shares to designee(s) of Raw Pharma.

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•	The bank debt to be assumed as part of the purchase price is acknowledged to be $954,514.79 in total. We have agreed to refinance the entirety of these loans such that Raw Pharma and its affiliated guarantor are no longer liable for the debts.

In addition to the above-described terms modifying our financial obligations, we entered into mutual general releases with Raw Pharma.

The foregoing is a summary of the material terms of the Settlement, which contains additional terms and conditions. The Settlement, which is filed herewith as Exhibit 10.1, should be reviewed in its entirety for additional information.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Global Settlement Agreement and Mutual Release with Raw Pharma, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: December 1, 2020

By: /s/ David Seeberger

David Seeberger

Chief Executive Officer

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